Not Valid Unless Signed by an Eligible Institution.

German American Bancorp

Notice of Guaranteed Delivery
of Common Shares
Offer to Purchase for Cash up to 1,000,000 Common Shares
At a Purchase Price of $20.00 Per Share

This form or a facsimile copy of it must be used to accept the Offer (as defined below) if:

(a)	certificates for common shares, no par value (the "Shares"), of German American Bancorp, an Indiana corporation, are not immediately available; or

(b)	the procedure for book-entry transfer cannot be completed on a timely basis; or

(c)	time will not permit the Letter of Transmittal or other required documents to reach the Depositary before the Expiration Date (as defined in Section 1 of the Offer to Purchase, as defined below).

         This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail telegram or facsimile transmission to the Depositary by the Expiration Date. See Section 2 (“Procedure for Tendering Shares”) in the Offer to Purchase.

DEPOSITARY:

UMB Bank, N.A.

By Mail P.O. Box 410064 Kansas City, MO 64141-0064 Attention: Securities Transfer Division	By Overnight Delivery/Hand Delivery 928 Grand Blvd, 13th Floor Kansas City, MO 64106 Attention: Securities Transfer Division

Depositary Telephone Number:  (800) 884-4225
Facsimile Number:  (816) 860-3963

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THAT LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

         The undersigned hereby tenders to the Company, at a price of 20.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 7, 2003 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase constitute the “Offer”), receipt of which is hereby acknowledged,        Shares, pursuant to the guaranteed delivery procedure set forth under Section 2 (“Procedure for Tendering Shares”) in the Offer to Purchase.

Please call the Depositary for assistance in completing this form toll free at (800) 884-4225.

If you own fewer than 100 Shares:

         Complete ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on January 30, 2003 and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares.

The undersigned either (check one):

•
was the beneficial or record owner(s),as of the close of business on January 30, 2003 of an aggregate of fewer than 100 Shares (and continues to own beneficially or of record fewer than 100 Shares), all of which are being tendered, or

•	is a broker, dealer, commercial bank, trust company or other nominee which:

(a)     is tendering, for the beneficial owner(s) thereof, Shares with respect to which it is the record owner, and

(b)     that each such person was the beneficial owner, as of the close of business on January 30, 2003, of an aggregate of fewer than 100 Shares and is tendering all of such Shares (and continues to own beneficially or of record fewer than 100 Shares).

CONDITIONAL TENDERS

         You may condition the tender of your Shares upon the purchase by the Company of a specified minimum number of the Shares you tendered. See Section 6 (“Conditional Tender of Shares”) of the Offer to Purchase. Unless at least the minimum number of Shares tendered by you is purchased by the Company, none of the Shares you tender will be purchased. It is your responsibility to calculate the minimum number of Shares and you are urged to consult your tax advisor. Unless this box has been completed and a minimum number of Shares specified, the tender will be deemed unconditional.

	I wish to conditionally tender my Shares. Minimum number of Shares that must be purchased, if any are purchased: Shares

Check the following box if you (a) are tendering all of the Shares you own and (b) wish your tender to be eligible for purchase by random lot:   

Certificate Nos. (if available):

Name(s):

(Please Print)

Address(es):

                                            CITY                                                                  STATE                                                                  ZIP CODE

AREA CODE
AND TELEPHONE NUMBER:

SIGN HERE

Dated:                          , 2003

If Shares will be tendered by book-entry transfer, check box below:

   UMB Bank, N.A. - Securities Transfer Division

Account Number:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, trust company, savings association or credit union having an office or correspondent in the United States (each, an “Eligible Institution”), hereby (i) represents that the undersigned has a net long position in Shares in or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the Shares tendered, (ii) represents that such tender of Shares complies with Rule 14e-4 and (iii) guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Shares into the Depositary’s account at UMB Bank, N.A. (pursuant to the procedures set forth under Section 2 (“Procedure for Tendering Shares”) in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

NAME OF FIRM: ADDRESS: ZIP CODE: AREA CODE AND TELEPHONE NUMBER:	AUTHORIZED SIGNATURE NAME: TITLE: DATED: , 2003

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.